Exhibit 15.2

[Letterhead of TransAsia Lawyers]

April 10, 2012

Youku Inc.

11/F, SinoSteel Plaza

8 Haidian Street, Haidian District

Beijing 100080

The People’s Republic of China

Ladies and Gentlemen,

We consent to the reference to our firm under the heading “Risks Factors” in “Item 3: Key Information” in Youku Inc.’s Annual Report on Form 20-F for the year ended December 31, 2011, which will be filed with the Securities and Exchange Commission in the month of April 2012.

Yours faithfully,

/s/ TransAsia Lawyers
TransAsia Lawyers